                                                                   Exhibit 10.21

                       CONTRACT MANUFACTURING AGREEMENT

     This Contract Manufacturing Agreement (this "Agreement") is entered into as of March 31, 2001, between Millipore Corporation ("Millipore"), a Massachusetts corporation with its principal place of business at 80 Ashby Road, Bedford, MA 01730, and Mykrolis Corporation ("Mykrolis"), a Delaware corporation with its principal place of business at Patriots Park, Bedford, MA 01730.

                                   RECITALS

     1. Millipore currently owns all of the issued and outstanding common stock of Mykrolis.

     2. Millipore and Mykrolis have entered into a Master Separation and Distribution Agreement as of March 28, 2001 (the "Master Agreement") under which, among other things, the business of Millipore's Microelectronics Division is to be taken over by, and the assets and liabilities associated therewith are to be transferred to and assumed by, Mykrolis at the Separation Date (as defined in the Master Agreement).

     3. After the Separation Date, in order to enable Mykrolis to carry on its respective business as a separate company, Mykrolis wishes that Millipore, on a contract manufacturing basis, supply the product (or products) listed on Exhibit A (the "Product") to Mykrolis, and Millipore wishes to do so.

     4. The Master Agreement provides for this Agreement to be entered into as of the Separation Date.

     NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements set forth below, the parties hereto agree as follows:

1.   Definitions.  Capitalized terms defined in this Agreement shall have the
     -----------
respective meanings assigned to them at the location of their definition. Capitalized Terms used in this Agreement without definition which are defined in the Master Agreement shall have the meaning ascribed thereto in the Master Agreement.

2.   Overriding Character of this Agreement
     --------------------------------------

     A. Unless otherwise agreed by both parties in writing, this Agreement applies to all purchase releases, purchase orders and other documents of purchase for the Products (hereinafter collectively referred to as "Releases") which Mykrolis may place with Millipore during the term of this Agreement. The terms and conditions of this Agreement shall apply to any Releases, whether or not this Agreement or its terms and conditions are expressly referenced in the Release.

     B. Unless otherwise agreed by both parties in writing for a specific transaction, no inconsistent or additional term or condition in any Release shall be applicable to a transaction within the scope of this Agreement. Both parties specifically agree that any term and condition on any of their purchase or sale documents used as Releases hereunder which are in any way inconsistent with this Agreement shall be inapplicable, and the terms of this Agreement shall govern.

3.   Supply of Product
     -----------------

     (a) Millipore agrees to sell to Mykrolis, from time to time during the Term, Product, in the amounts contained in Mykrolis's Releases. Except as set forth in Section 6(a) hereof, Mykrolis shall have no minimum or maximum purchase requirements for the Products.

     (b) Millipore agrees to manufacture and package the Products in accordance with the specifications therefor in effect as of the Separation Date. In addition, Millipore agrees to label and otherwise mark the Products and the packaging for the Products with Mykrolis's trademarks and trade names in accordance with artwork specified by Mykrolis. Except as otherwise expressly agreed, Mykrolis agrees that it shall not resell the Products under any Millipore trademark or trade name.

4.   Term and Termination
     --------------------

     (a) The effective period of this Agreement (the "Term") shall begin on the Separation Date and continue thereafter for a period of five (5) years or until earlier termination in accordance with clause (b) or (c) of this Section 4. Any Release issued by Mykrolis before the effective date of termination and in accordance with Section 6(a) hereof shall be fulfilled by Millipore.

     (b) Either party may terminate this Agreement prior to the expiration of the Term without prejudice to any rights or liabilities accruing up to the date of termination:

          (i) in the event of a material breach by the other party of any of the terms and conditions of this Agreement, by giving the other party notice of such breach, and provided that such breach shall not have been cured, or material steps to effect a cure undertaken within sixty (60) days following such notice; and

          (ii) immediately, by written notice thereof, if any of the following events or an event analogous thereto occurs:

               a. an adjudication has been made that the other party is bankrupt or insolvent;

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               b.   the other party has filed bankruptcy proceedings or has had such proceedings filed against it, except as part of a bona fide scheme for reorganization;

               c. a receiver has been appointed for all or substantially all of the property of the other party;

               d. the other party has assigned or attempted to assign this Agreement for the benefit of its creditors; or

               e. the other party has begun any proceeding for the liquidation or winding up of its business affairs.

     (c) Mykrolis may terminate this Agreement effective at any time, provided it has given Millipore at least sixty (60) days prior written notice thereof.

     (d) Termination under this Section 4 shall be in addition to and not a substitute for other rights or causes of action of the terminating party.

5.   Price
     -----

     (a) For the first year of this Agreement, the price shall be as set forth on Exhibit A, which is attached and incorporated by reference. Thereafter, Millipore shall be entitled to adjust prices annually on each anniversary of the Separation Date in order to recoup actual increases in the cost to manufacture the Products. Millipore agrees to justify any price increases hereunder by an open-book review of its costs with Mykrolis.

     (b) Prices and deliveries will be FOB the Millipore plant which is producing the Product.

6.   Orders, Delivery and Payment
     ----------------------------

     (a) Mykrolis will provide Millipore with a rolling one year forecast of its demand for Product hereunder (a "One-Year Forecast") which will be updated on a quarterly basis, at least thirty (30) days prior to the start of each calendar quarter. Each such One-Year Forecast shall include a sub-forecast for the first three months within the One-Year Forecast (a "3 Month Forecast"). Mykrolis shall provide Releases for delivery, during the three months covered by such 3 Month Forecast, in the quantities specified therein, but subject to increase or reduction in such quantities of not more than 25%. Except for such purchase commitment in the 3 Month Forecasts, the One-Year Forecasts will be used for planning purposes only and are not binding. Millipore will ship Product so as to arrive on the delivery date set forth in a Release, provided that the delivery date

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

          set forth in such Release is not less than 30 days following the date Millipore receives such Release and provided that the amounts set forth in such Release are within the range provided above in accordance with the applicable 3 Month Forecast.

     (b) Mykrolis shall make payment to Millipore within forty-five (45) days after the later of (i) receipt of the Product, and (ii) receipt of Millipore's invoice for the Product. All payments shall be made in U.S. Dollars. Late payments shall bear interest at a rate of 12% per annum.

     (c) All Product shall be tested, inspected and packaged for delivery by Millipore as mutually agreed by the parties.

     (d) Millipore shall make reasonable best efforts to ship the Product in accordance with the requested delivery dates. Millipore shall give prompt notice of any delay in shipment and shall use diligence to remove the cause of any such delay, provided, however, that Millipore
                                              --------  -------
          accepts no liability for general, special, or consequential damages arising out of delay in delivery.

     (e) Identification of the Products to this Agreement shall occur when they are packed for shipment, addressed to Mykrolis and delivered to a common carrier, at which time title and risk of loss shall pass to Mykrolis. In the event that any shipment of Products or any portion thereof fails to conform to the applicable specifications, then Mykrolis shall be entitled to reject such shipment of Products or the portion thereof that fails to so conform, as the case may be.
          Mykrolis shall communicate its rejection hereunder by written notice, given within twenty (20) days following the date on which such shipment was received by Mykrolis, specifying the grounds for such rejection. If no written notice of rejection is given by Mykrolis within said twenty (20) day period, the Products shall be deemed to have been accepted, and to have conformed to the applicable specifications. In the event of any proper and timely rejection, Millipore agrees: (i) that it shall bear the cost of shipment for the return of rejected Products and (ii) to use its reasonable best efforts to cure such rejection or replace such nonconforming Products within thirty (30) days after receipt of written notice thereof.

7.   Special Covenants.
     ------------------

     (a) Millipore agrees that the Products are exclusively Mykrolis Products and that Millipore agrees that neither it nor any of its Subsidiaries shall manufacture, market or sell the Products to any person other than Mykrolis or its Subsidiaries. Notwithstanding the above, if any Product is covered by the Product Distribution Agreement entered into by Millipore and Mykrolis

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

          pursuant to the Master Agreement, then Millipore may distribute that Product as per the terms of such Product Distribution Agreement.

     (b) Mykrolis agrees that neither it nor any of its subsidiaries will (i) sell the Product into the Millipore Core Business, or (ii) grant any distributor, OEM manufacturer or other third party the right or permit any of them to sell the Products into the Millipore Core Business

8.   Warranties
     ----------

     Millipore Corporation ("Millipore") warrants the Products will be free from defects in materials and workmanship when used in accordance with the applicable instructions for a period of one year from shipment of the Products. MILLIPORE MAKES NO OTHER WARRANTY, EXPRESSED OR IMPLIED. THERE IS NO WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. The warranty provided herein and the data, specifications and descriptions of Millipore products appearing in Millipore's published catalogues and product literature may not be altered except by express written agreement signed by an officer of Millipore. Representations, oral or written, which are inconsistent with this warranty or such publications are not authorized and if given, should not be relied upon.

     In the event of a breach of the foregoing warranty, Millipore's sole obligation shall be to repair or replace, at its option, the applicable Product or part thereof, provided Mykrolis notifies Millipore promptly of any such breach. If after exercising reasonable efforts, Millipore is unable to repair or replace the Product or part, then Millipore shall refund to Mykrolis all monies paid for such applicable product or part. MILLIPORE SHALL NOT BE LIABLE FOR CONSEQUENTIAL, INCIDENTAL, SPECIAL OR ANY OTHER INDIRECT DAMAGES RESULTING FROM ECONOMIC LOSS OR PROPERTY DAMAGE SUSTAINED BY ANY CUSTOMER FROM THE USE OF ITS PRODUCTS.

9.   Product Modifications
     ---------------------

     Millipore agrees that it will not materially change the Product that it will supply hereunder or their formulation, manufacturing or testing processes, process equipment, other aspects of form, fit or function, or production location, unless Mykrolis approves such change in writing, which approval may require formal validation and qualification and possibly customer notification. The implementation of any such accepted changes shall be subject to the parties' agreement on any change in price or other terms of supply as may be necessitated or requested by a party as a result of such change.

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10.  Inventory
     ---------

     Millipore will maintain an inventory of Product, in such amounts as shall be agreed by the parties but in no event less than amounts specified in Mykrolis's current 3 Month Forecast.

11.  Access to Facilities
     --------------------

     At any time during the Term, upon reasonable advance notice by Mykrolis, Mykrolis's authorized representatives and customers (subject to appropriate confidentiality obligations) shall be provided access to the facilities of Millipore to audit or verify conformity of Product manufacture to specifications.

12.  Notices
     -------

     Any notice or other communication required or permitted to be given by either party pursuant to the terms of this Agreement shall be in writing and shall be deemed given if and when delivered by hand or sent by certified mail, return receipt requested, overnight courier, confirmed telecopy, or confirmed electronic mail transmission, addressed as follows:

          If to Millipore:         Millipore Corporation
                                   80 Ashby Road
                                   Bedford, MA  01730
                                   Attn:Vice President, Manufacturing
                                        -----------------------------
                                   Fax: [(781)__________]


          with a copy to:          Millipore Corporation
                                   80 Ashby Road
                                   Bedford, MA 01730
                                   Attn:  General Counsel
                                   Fax:  (781) 533-3125


          If to Mykrolis:          Mykrolis Corporation
                                   Patriots Park
                                   Bedford, MA  01730
                                   Attn:Vice President, Manufacturing
                                        -----------------------------
                                   Fax:  [(781) ________]


          with a copy to:          Mykrolis Corporation
                                   Patriots Park
                                   Bedford, MA  01730

                                   Attn:  General Counsel
                                   Fax:  (781) _________


     or to such electronic mail address as may be specified by an addressee party to the other party by one of the other means provided above, or to such other address, telecopy number or electronic mail address as may be specified by an addressee party to the other by one of the means provided above.

13.  Force Majeure
     -------------

     The obligations of a party under this Agreement will be suspended to the extent that it is wholly or partially precluded from complying with its obligations under this Agreement by force majeure. Force majeure includes, but is not restricted to, fire, storm, flood, earthquake, explosion, accident, act of the public enemy, war, rebellion, insurrection, sabotage, epidemic, quarantine restriction, labor dispute, labor shortage, transportation embargo or failure or delay in transportation, act of God, act (including laws, regulations, disapprovals or failure to approve) of any government agency, whether national, municipal, or otherwise. The parties shall be relieved of their respective obligations hereunder, to the extent that the performance of such obligation was actually prevented thereby. During the existence of any such condition, the affected party shall, nevertheless, use its best efforts to remove the cause thereof.

14.  No Other Rights
     ---------------

     Neither party shall have any rights hereunder to any patents or other intellectual property of the other party, except as specifically set forth herein.

15.  Incorporation of Provisions from Master Agreement
     -------------------------------------------------

     The following provisions of the Master Agreement, mutatis mutandis, are
                                                       ------- --------
     hereby incorporated by reference into this Agreement for all purposes:

          Article VI (Confidentiality);
          Article IX (Dispute Resolution);
          Section 10.3 (Governing Law);
          Section 10.6 (Counterparts);
          Section 10.7 (Binding Effect; Assignment);
          Section 10.8 (Severability);
          Section 10.9 (Failure or Indulgence Not Waiver;
                           Remedies Cumulative);
          Section 10.10 (Amendment);
          Section 10.11 (Authority);
          Section 10.12 (Interpretation).

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

     In the event of any conflict between any of the foregoing incorporated provisions of the Master Agreement and any other provision of this Agreement, such other provisions shall prevail.

16.  Entire Agreement
     ----------------

     This Agreement, including Exhibit A attached hereto, is the entire
                               ------- -
     agreement between the parties with respect to the subject matter hereof, and supersedes any prior negotiations and agreements or understandings and any contemporaneous oral agreements or understandings with respect to the subject matter hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives effective as of the date first set forth above.

MILLIPORE CORPORATION              MYKROLIS CORPORATION


By: /s/ Francis J. Lunger          By: /s/ Jean-Marc Pandraud
   -----------------------------       ------------------------
Name: Francis J. Lunger            Name: Jean-Marc Pandraud
      --------------------------         ----------------------
Title: Executive Vice President    Title: President
       -------------------------          ---------------------

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

                        EXHIBIT A:  Product and Prices



Products:      .  Fluorogard cartridges with sales during the previous two years before the effective date of this Agreement.

                  From Bedford Molding:
                  --------------------

                  . 16908       Slipper
                  . 40640       ILM
                  . 41641       ILM
                  . 42172       HF Top Cap
                  . 42173       HF Bottom Cap
                  . 43014       LHVD Hsg Bowl
                  . 43015       LHVD Hsg Head
                  . 95977       CMP End Cap
                  . 95978       CMP End Cap
                  . 95979       CMP End Cap
                  . 108318      CMP Slipper
                  . 108184      LHVD Potting Disk
                  . 108488      Solaris C-ring
                  . 108489      Solaris Solid Ring
                  . 108995      Filter Guide
                  . 108996      Filter Guide
                  . 108997      Pivot
                  . 108998      Latch Slide
                  . 108999      Release Tab

                  From Jaffrey Molding:
                  --------------------

                  . 12596X2     Halar disk
                  . 15051       1/4" VCR protective cap
                  . 15050       3/8" VCR protective cap
                  . 12597       Endcap
                  . 12598       Endcap
                  . 15122X1     WWFG 1" Dustcap (red)
                  . 15122X2     WWFG 1" Dustcap (clear)
                  . 16946X      PFA cap CD 0
                  . 15121X2     Mini-WWFG dustcap
                  . 12747       Endcap
                  . 13290       Adapter Dbl o-ring
                  . 95894       Housing inlet cap
                  . 95895       Housing outlet cap
                  . 16040       Hsg outlet 1/4 NPTF
                  . 16041       Hsg outlet 1/2 NPTM
                  . 16042       Hsg inlet 1/4 NPTF
                  . 16043       Hsg inlet 1/2 NPTM
                  . 15411X2     Dust cap  clear WWFG
                  . 12797       Caplug NPT Wafergard

                  . 15315       Int o-ring adapt Halar
                  . 43014       LHVD IntelliGen Hsg bowl
                  . 43015       LHVD IntelliGen Hsg head
                  . 108491      Solaris end cap


                  Other BioP Assemblies Used In MiE Products:
                  -------------------------------------------

                  . 108898X3    Pegasus Subassy
                  . 108898X7    Pegasus Subassy
                  . 108898X8    Pegasus Subassy
                  . 12676       Slit Patapar
                  . 95049       Chempure Pleated Cart
                  . 12418       Cartridge Wafer-6 w/2-012
                  . Molsheim    Engineering Filter Housing's
                    Engineered  assembly equipment for
                    Systems     microelectronics applications*
                    Plant


Initial Price
for All Products:   Millipore Standard Cost as of the effective date of this
                    Agreement as set forth in Millipore's Oracle System, plus ten percent of such standard cost.



* Because this Product is not an exclusively Mykrolis product, Section 7(A) of this Agreement does not apply with respect to this Product.

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